QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 16, 2002

Vical Incorporated (Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	005-42755 (Commission File Number)	93-0948554 (IRS Employer Identification No.)
9373 Towne Centre Drive, Suite 100 San Diego, California (Address of Principal Executive Offices)		92121-3088 (Zip Code)

Registrant's telephone number, including area code: (858) 646-1100

Item 4. Changes in Registrant's Certifying Accountant.

        Effective April 16, 2002, Vical Incorporated (the "Company") terminated the engagement of Arthur Andersen LLP ("Andersen") as the Company's independent auditor. The decision to terminate the engagement of Andersen was recommended by the Company's Audit Committee.

        The reports of Andersen on the Company's financial statements for the fiscal years ended December 31, 2001 and 2000 contained no adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

        During the fiscal years ended December 31, 2001 and 2000, and the interim period between December 31, 2001 and April 16, 2002, there was no disagreement between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of the disagreement in connection with its report; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

        The Company provided Andersen with a copy of the foregoing disclosures and requested that Andersen furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with such disclosures. A copy of such letter from Andersen, dated April 22, 2002, is filed as Exhibit 16.1 to this Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)    Exhibits.

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated April 22, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICAL INCORPORATED
Date: April 22, 2002	By:	/s/ MARTHA J. DEMSKI Martha J. Demski Vice President, Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated April 22, 2002.

QuickLinks

SIGNATURES
INDEX TO EXHIBITS